UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 6, 2004

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 6, 2004, the Compensation Committee of the Board of Directors (the “Committee”) of Genzyme Corporation (“Genzyme”) determined the 2005 base salaries, effective as of January 1, 2005, and the 2005 incentive bonus targets for Genzyme’s executive officers.

For each of the executive officers, the bonus target includes both an individual performance component and a corporate performance component, which components are weighted on an individual basis.  The corporate performance component is payable based on the extent to which Genzyme achieves the operating income goals approved by the Board of Directors in connection with setting the 2005 annual budget.  The current corporate performance bonus formula allows for 100% payment when 100% of the target is met.  If the performance target is exceeded, for every 1% above the target, 2.5% is added to the bonus payment, up to a maximum of 150% payment for achievement of 120% or more of the target.  If the performance target is not met, for every 1% below the target, 1.5% is reduced from the bonus payment.  No corporate bonus is paid if less than 86% of the target is met.

On March 1, 2005, the Committee determined 2004 incentive bonuses for Genzyme’s executive officers.  Prior to the beginning of 2004, the Committee had established a bonus target for each executive officer that included both individual and corporate performance components weighted on an individual basis.

The Committee evaluated the achievement of the corporate component of the bonus using the corporate performance formula described above as applied to the operating income goals approved by the Board of Directors in connection with the setting of the 2004 annual budget.  The Committee also evaluated the individual performance of each of the executive officers.  For 2004, Genzyme exceeded the operating income goals by 12% and, in accordance with the formula, the Committee awarded the corporate performance component at 130% of target.  The Committee awarded the individual performance component at 40% to 130% of target.  For 2004, the Committee awarded aggregate total bonuses ranging from 70% to 130% of target.

The 2004 base salaries and incentive bonuses and the 2005 base salaries and incentive bonus targets for Genzyme’s named executive officers are listed in Exhibit 10.1, and are incorporated herein by reference.  Additional information regarding compensation of executive officers will be included in Genzyme’s proxy statement to be filed in connection with its Annual Meeting of Shareholders to be held on May 26, 2005.

Item 9.01       Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	2004 base salaries and incentive bonuses and 2005 base salaries and incentive bonus targets for Genzyme’s named executive officers.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: March 7, 2005	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President; Chief Legal Officer